UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☒         Definitive Additional Materials

☐          Soliciting Material Pursuant to § 240.14a-12

inTEST Corporation

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐         Fee paid previously with preliminary materials.

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-1

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 29, 2022

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

INTEST CORPORATION

TO BE HELD ON JUNE 22, 2022

June 13, 2022

EXPLANATORY NOTE

inTEST Corporation (the “Company”) is providing this supplement (the “Supplement”) to its definitive proxy statement, filed with the U.S. Securities and Exchange Commission on April 29, 2022 (the “Definitive Proxy Statement”), to (i) assist stockholders by providing more details on the “Tax Fees” line item in “Proposal 3: Ratification of Independent Registered Public Accounting Firm” and (ii) provide both available web addresses of the Company’s live webcast of its virtual annual meeting of stockholders to be held on Wednesday, June 22, 2022, at 11:00 A.M. Eastern Daylight Time (the “Annual Meeting”).

This Supplement updates the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement previously distributed for the Annual Meeting. This Supplement does not change the proposals to be acted on at the Annual Meeting, or the recommendations of the Board of Directors of the Company in relation thereto, which are described in the Definitive Proxy Statement. Except as specifically supplemented or modified by the information contained in this Supplement, all information set forth in the Definitive Proxy Statement continues to apply and should be considered in voting your shares.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For purposes of clarification, the Company is replacing the language on page 39 of the Definitive Proxy Statement relating to tax fees in Proposal 3 as follows:

Tax Fees: Consists of fees billed in each of 2021 and 2020 for tax compliance services including preparation of returns and timing of payments for state, federal and international taxes.

VIRTUAL MEETING WEB ADDRESS

As set forth in the Definitive Proxy Statement, the Annual Meeting will be held virtually via live webcast. The Definitive Proxy Statement materials included a virtual meeting web address of www.meetingnow.global/MM6W7UH, appearing on the Notice of Annual Meeting of Stockholders and pages 1, 6, 7 and 9 of the Definitive Proxy Statement. Please be advised that both this web address and the web address, as noted on the proxy card, which is www.meetnow.global/MM6W7UH, will direct stockholders to the Annual Meeting. Accordingly, this Supplement hereby adds the www.meetnow.global/MM6W7UH with the www.meetingnow.global/MM6W7UH in the Definitive Proxy Statement.

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Important Information

Information regarding how to vote your shares is available in the Definitive Proxy Statement.  If you have not already voted, you are urged to vote by proxy as soon as possible using the methods described in the Definitive Proxy Statement and on your proxy card. If you have already voted, you do not need to take any action unless you wish to change your vote. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the meeting by (i) notifying our corporate Secretary, Duncan Gilmour, in writing at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 that you revoke your proxy, (ii) voting during the meeting, or (iii) submitting a new proxy card. You may contact our Transfer Agent, Computershare Investor Services, at (800) 589-9469, to get a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by Internet, telephone, mail or during the meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.